                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              PRISM ENTERTAINMENT
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                        PRISM ENTERTAINMENT CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                      AND
                                PROXY STATEMENT

  Notice is hereby given that the Annual Meeting of Stockholders of Prism Entertainment Corporation (the "Company"), will be held on August 2, 1995 at 10:00 a.m., Pacific Daylight Time, in the Cypress Room of the Century Plaza Hotel, 2025 Avenue of the Stars, Los Angeles, California, for the following purposes:

    1. To elect five directors;

    2. To ratify the appointment of BDO Seidman as the independent auditors of the Company for the 1996 fiscal year; and

    3. To transact such other business as may properly come before the meeting, and any adjournments thereof.

  Stockholders of record at the close of business on June 30, 1995 are entitled to receive notice of and to vote at the meeting.

                                          By Order of the Board of
                                          Directors

                                          /s/ EARL ROSENSTEIN

                                          Earl Rosenstein
                                          Secretary

1888 Century Park East
Suite 350
Los Angeles, California 90067

July 6, 1995

                                PROXY STATEMENT

                              GENERAL INFORMATION

  Your proxy, in the form enclosed, is solicited by the Board of Directors of Prism Entertainment Corporation (the "Company") for use at the 1995 Annual Meeting of Stockholders to be held on August 2, 1995, and any adjournments thereof. You are requested to complete, date and sign the enclosed proxy and return it promptly to the Company.

  A proxy may be revoked by the stockholder who executed said proxy at any time prior to the commencement of the Annual Meeting by submitting to the Secretary of the Company a written instrument revoking said proxy or a duly executed proxy bearing a later date. In addition, a proxy may be revoked by the stockholder who executed said proxy if the stockholder personally appears at the Annual Meeting and notifies the Secretary of his intention to vote in person. Subject to such revocation, all proxies duly executed and received by the Company on a timely basis prior to the commencement of the Annual Meeting will be voted in accordance with the directions specified on the proxy card.

  The Annual Meeting has been called for the purpose of (1) electing five directors and (2) ratifying the appointment of BDO Seidman as the Company's auditors for the 1996 fiscal year. IF NO SPECIFICATION IS MADE TO THE CONTRARY, DULY EXECUTED PROXIES WILL BE VOTED IN FAVOR OF THE ELECTION OF ALL FIVE NOMINEES NAMED HEREIN AND FOR THE APPOINTMENT OF BDO SEIDMAN AS THE COMPANY'S AUDITORS FOR THE 1996 FISCAL YEAR.

  The presence, by proxy or in person, of a majority of the shares entitled to vote will constitute a quorum for the Annual Meeting. Abstentions and broker non-votes will be counted only for purposes of determining whether a quorum is present at the Annual Meeting.

  The principal executive offices of the Company are located at 1888 Century Park East, Suite 350, Los Angeles, California 90067. Copies of the Company's 1995 Annual Report for the fiscal year ended January 31, 1995 are being mailed to all stockholders with this Proxy Statement on or about July 6, 1995. The Annual Report is not incorporated in this Proxy Statement, and is not to be considered proxy solicitation material. Additional copies of the Annual Report may be obtained, without charge, upon request addressed to Corporate Secretary, Prism Entertainment Corporation, at the principal offices of the Company set forth above.

  June 30, 1995 has been fixed as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, and any adjournments thereof. At such date, there were 2,213,000 shares of the Company's common stock ("Common Stock") outstanding and entitled to vote.

                                   IMPORTANT

  IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU DO ATTEND.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table identifies the persons and entities known by the Company to be the beneficial owners of 5% or more of the Company's outstanding voting securities as of March 31, 1995:

                                                             AMOUNT AND
                                                             NATURE OF
   NAME AND ADDRESS OF                                       BENEFICIAL PERCENT
   BENEFICIAL OWNER(1)(2)                                    OWNERSHIP  OF CLASS
   ----------------------                                    ---------- --------
   Barry Collier(3)(4)......................................  650,000     29.4
   Investors(5).............................................  756,000     34.3
   KuwAm Corporation(5)(6)(7)...............................  679,000     30.6
   Mishal Y. Al Sabah(5)....................................   32,000      1.4
   Special Situation Investment Holdings, Ltd.(5)(6)........  632,000     28.6
   Special Situation Investment Holdings, L.P. II(5)(6).....   25,000      1.1
   Wirt D. Walker, III(5)(6)(8).............................  758,000     34.3

- --------
(1) The address of Mr. Collier is 1888 Century Park East, Suite 350, Los Angeles, California 90067. The address of each of the Investors is 2600 Virginia Avenue N.W., Suite 900, Washington, D.C. 20037.

(2) The information was furnished by the named persons, or is contained in filings made by certain named persons with the Securities and Exchange Commission.

(3) Including 305,750 shares owned of record by Mr. Collier which were pledged to Palan Settlement Trust ("Palan"), the predecessor in interest to Batur Lake, Inc. and Betula Holdings, Inc., to secure a debt. On June 29, 1985, Mr. Collier purchased 305,750 shares of the Company's common stock from Palan, which shares are pledged to Palan to secure the deferred purchase price owed to Palan. Under the terms of the pledge, Mr. Collier retains voting rights and the right to receive cash dividends. Shares will be released from the pledge on a pro rata basis as and when portions of the deferred purchase price are paid to Palan. The deferred purchase price is payable from proceeds to Mr. Collier of the sale of any of his common stock or the shares of common stock held in trust for his children after such time as aggregate proceeds of such sales exceed $500,000. Mr. Collier has the obligation to pay the deferred purchase price only and to the extent that he can lawfully sell any of such common stock. The Company is not a party to the pledge and has not undertaken any obligation regarding the sale to Mr. Collier. However, if Mr. Collier defaults in payments, Batur Lake, Inc. and Betula Holdings, Inc., as successors to Palan's rights with respect to the pledge, have the right to retain or to sell the pledged shares to satisfy the unpaid balance of the purchase price.

(4) Including 137,000 shares held of record by trusts for Mr. Collier's children for which Mr. Collier's brother is trustee. The trustee has sole voting and investment power with respect to the shares held by such trusts. Mr. Collier has sole voting and investment power over the remaining 513,000 shares.

(5) The "Investors" are KuwAm Corporation (the general partner of Special Situation Investment Holdings, Ltd. and Special Situation Investment Holdings, L.P. II); Special Situation Investment Holdings, Ltd.; Special Situation Investment Holdings, L.P. II; Mishal Y. Al Sabah; and Wirt D. Walker, III. The Investors have filed statements on Schedule 13D with the Securities and Exchange Commission with respect to their ownership of shares of common stock. The shares of the Investors are held of record as follows: KuwAm Corporation--22,000 shares, Special Situation Investment Holdings, Ltd.--632,000 shares, Special Situation Investment Holdings, L.P. II--25,000 shares, Mishal Y. Al Sabah--32,000 shares, and Wirt D. Walker, III and Sally Walker--25,000 shares.

(6) Mr. Walker is a director and Managing Director of KuwAm Corporation. By reason of the foregoing and other relationships with members of the Investors, Mr. Walker may be deemed to share voting and investment power with respect to the shares owned by KuwAm Corporation, Special Situation Investment Holdings, Ltd., Special Situation Investment Holdings, L.P. II and Mr. Al Sabah.

(7) Includes 632,000 and 25,000 shares held of record by Special Situation Investment Holdings, Ltd. and Special Situation Investment Holdings, L.P. II, respectively.

(8) Includes 632,000 shares, 22,000 shares, 32,000 shares and 25,000 held of record by Special Situation Investment Holdings, Ltd., KuwAm Corporation, Mr. Al Sabah, and Special Situation Investment Holdings L.P. II, respectively, 2,000 shares held by Mr. Walker, as custodian for W. Alexander Walker, and 20,000 shares purchasable by Mr. Walker upon exercise of Nonqualified Stock Options granted pursuant to the Company's Stock Option Plan.

SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth the beneficial ownership of the Company's Common Stock by (i) each director, individually, and (ii) all directors and officers of the Company, as a group, as of March 31, 1995:

                                                           AMOUNT AND
                                                           NATURE OF
   NAME AND ADDRESS OF                                     BENEFICIAL PERCENT
   BENEFICIAL OWNER(1)                                     OWNERSHIP  OF CLASS
   -------------------                                     ---------- --------
   Ron Berger(2)..........................................    22,000     --
    7227 N.E. 55th Avenue
    Portland, Oregon 97218
   Barry Collier(3).......................................   650,000    29.4
    1888 Century Park East
    Suite 350
    Los Angeles, CA 90067
   Wirt D. Walker, III(4).................................   758,000    34.3
    2600 Virginia Avenue, N.W.
    Suite 900
    Washington, D.C. 20037
   Peter Graham(5)........................................    44,500     2.0
    540 Madison Avenue
    New York, New York 10022
   Mishal Y. Al Sabah(6)..................................    32,000     1.4
    2600 Virginia Avenue, N.W.
    Suite 900
    Washington, D.C. 20037
   All Directors and Officers as a Group (9 persons)
    (7)(8)(9)(10)......................................... 1,539,500    69.3

- --------
(1) The information was furnished by the named persons.

(2) Does not include any shares owned by Rentrak Corporation as to which Mr. Berger disclaims any beneficial ownership. Includes 20,000 shares purchasable by Mr. Berger upon exercise of Nonqualified Stock Options granted pursuant to the Company's Stock Option Plan.

(3) See notes 3 and 4 under "Security Ownership of Certain Beneficial Owners," above.

(4) See notes 5, 6 and 8 under "Security Ownership of Certain Beneficial Owners" above.

(5) Includes 10,000 shares held of record by a trust for Mr. Graham's mother for which Mr. Graham is a co-trustee. As co-trustee, Mr. Graham shares voting and investment power over such shares.

(6) See Note 5 under "Security Ownership of Certain Beneficial Owners" above.

(7) Includes 15,000 shares purchasable by Joseph Petrone upon exercise of Incentive Stock Options granted pursuant to the Company's Stock Option Plan.

 (8) Includes 15,000 shares purchasable by Barbara Javitz upon exercise of Incentive Stock Options granted pursuant to the Company's Stock Option Plan.

 (9) Includes 30,000 shares purchasable by Earl Rosenstein upon exercise of Incentive Stock Options granted pursuant to the Company's Stock Option Plan.

(10) Includes 5,000 shares purchasable by Kelly Nielsen upon exercise of Incentive Stock Options granted pursuant to the Company's Stock Option Plan.

CHANGE IN CONTROL

  See note 3 under "Security Ownership of Certain Beneficial Owners," above.

                             ELECTION OF DIRECTORS

  At the Annual Meeting, five directors will be elected to hold office for a term of one year, and until their successors have been duly elected and qualified. The persons named in the accompanying proxy, or their substitutes, intend to vote the shares represented by each proxy in favor of the election of the nominees set forth below, unless a contrary direction is specified on the proxy card. Each nominee has indicated his intention to serve, if elected. In case any such nominee shall become unavailable for election to the Board of Directors, an event which is not anticipated, the persons named as proxies, or their substitutes, will have full discretion and authority as provided in the proxy to vote or to refrain from voting for any other nominee in accordance with their judgment.

NOMINEES FOR ELECTION AS DIRECTORS

  Set forth below are the five nominees for election to the Board of Directors. All of the nominees are currently directors of the Company. The table below indicates, where applicable, the year in which each nominee was first elected or appointed as a director of the Company and any other office of the Company held by each.

  The following information furnished with respect to each nominee for election as a director was obtained from information furnished directly by the individual to the Company.

                            DIRECTOR OF
                            THE COMPANY     OTHER POSITIONS
   NAME                 AGE    SINCE         WITH COMPANY
   ----                 --- ----------- -----------------------
   Ron Berger           47     1986     None
   Barry Collier        52     1984     President, Chief
                                        Executive Officer,
                                        Chief Operating Officer
   Wirt D. Walker, III  49     1990     Chairman of the Board
   Peter M. Graham      40     1994     None
   Mishal Y. Al Sabah   34     1994     None

  The business experience of each of the nominees for election as a director is described below.

MEETINGS OF THE BOARD OF DIRECTORS

  During the fiscal year ended January 31, 1995, the Company's Board of Directors held four meetings. The Board of Directors has no standing nominating or any committee which performed similar functions during the last fiscal year. The Board has established an audit committee whose members are currently Messrs. Berger, Graham and Walker. The Audit Committee, which met twice during the Company's last fiscal year, is responsible for appointment of independent auditors, review of the Company's financial statements and establishment of internal control procedures. The Board has also established a compensation committee consisting of all members of the Board which met one time during the Company's last fiscal year. Additionally, the Company's Stock Option Plan provides for a committee. During the last fiscal year, the Stock Option Committee met one time.

                               EXECUTIVE OFFICERS

  The following table identifies the executive officers of the Company, their respective ages and the year in which each was first appointed an executive officer. Each executive officer serves at the discretion of the Board of Directors, subject to the terms of any employment contract.

                                                                      OFFICER
        NAME       AGE                    OFFICE                       SINCE
        ----       ---                    ------                      -------
   Barry Collier    52 President; Chief Executive Officer; Chief       1984
                        Operating Officer
   Earl Rosenstein  62 Senior Vice President; Secretary; Chief         1985
                        Financial Officer
   Joseph Petrone   55 Senior Vice President--Sales and Marketing      1987
   Barbara Javitz   40 Vice President--Acquisitions, and President,    1989
                        Prism Pictures Corporation
   Kelly Nielsen    32 Vice President--Creative Services               1993

                              BUSINESS EXPERIENCE

  The following section summarizes the present occupation and prior business experience during the past five years for each director, nominee for director and executive officer of the Company:

  Barry Collier has been a director, President and Chief Operating Officer of the Company from its inception and served as its Secretary from its inception until June 12, 1985, when he became Chief Executive Officer. Mr. Collier served as Chairman of the Board from 1990 to 1994. Mr. Collier served as a director, President and Chief Operating Officer of the Company pursuant to an Employment Agreement between the Company and Mr. Collier. That Agreement was terminated on August 1, 1985, but Mr. Collier now serves as President, Chief Executive Officer and Chief Operating Officer pursuant to a new Employment Agreement, effective August 1, 1985, as amended March 2, 1988 and on August 12, 1993.

  Earl Rosenstein has been Chief Financial Officer, Vice President and Secretary of the Company since June 12, 1985 and served as a director of the Company from 1985 to 1994. Since February 1987, he has been Senior Vice President of the Company.

  Ron Berger has been a director of the Company since December 1986. In September 1988, Mr. Berger became Chairman of the Board, President and Chief Executive Officer of Rentrak Corporation, a publicly held information processor and distributor of video cassettes.

  Wirt D. Walker, III has been a director of the Company since 1990. Mr. Walker was elected Chairman of the Board of the Company in August 1994. Mr. Walker is a director and the Managing Director of KuwAm Corporation, a company engaged in private investment banking and special situation investing activities, since 1982. He is also the Chairman of Commander Aircraft Company, a publicly held company that manufactures, markets and provides support services for single-engine high-performance Commander aircraft, and ILC Technology, Inc., a publicly held company that is a manufacturer of high performance light source products used for industrial, military, medical and aerospace applications. In addition, Mr. Walker is the Chairman of Securacom, Incorporated and Advanced Laser Graphics, Inc.

  Since 1990, 1989 and 1982, respectively, Mr. Graham has been Chairman of the Executive Committee, Director of Corporate Finance and a Director of Ladenburg, Thalmann & Co. Inc., a company engaged in investment banking. Mr. Graham is a director of Regency Equities Corp., a company engaged in real estate investment business. Mr. Graham is also a Director of Rudy's Restaurant Group, a company engaged in the restaurant business, Suspension & Parts Industries, Ltd., a company which designs, develops and markets suspension system components, and Seventh Generation, a company which distributes via catalog environmental products.

  Since 1982, Mr. Al Sabah has served as the Chairman of the Board of Directors of KuwAm Corporation, a company engaged in private investment banking and special situation investment activities. Mr. Al Sabah is a director of Commander Aircraft Company, a publicly held company that manufacturers, markets and provides support services for single-engine high performance Commander Aircraft. Mr. Al Sabah is also a director of Advanced Laser Graphics, Inc. and Securacom, Incorporated. Additionally, Mr. Al Sabah is a private investor who has been involved in a broad range of investment activities in the United States and overseas for the past fifteen years.

  Joseph A. Petrone has been Senior Vice President--Sales and Marketing of the Company since September, 1992, having served as the Company's Vice President of Sales from January 1987 to October 1988, Director of Sales from June 1986 to January 1987, and National Sales Manager from December 1985 to June 1986. From January 1985 to December 1985, Mr. Petrone was the National Sales Manager of Sony Video Software. From January 1983 to January 1985, Mr. Petrone was a self-employed sales consultant, and from January 1963 through October 1982, he was employed by Capitol Records, having served in a variety of domestic and international sales positions, including having served as Vice President of Sales.

  Barbara Javitz has been Vice President--Acquisitions since May, 1989. In this capacity, she is responsible for all programming released by the Company and monitors Prism's involvement in all production activities. In February 1992, she was appointed as President of Prism Pictures Corporation, in which capacity she is responsible for development, programming and co-production of up to 12 films per year. Prior to joining Prism, Ms. Javitz was Senior Vice President, Programming at Nelson Entertainment from 1987 to 1989. She began her tenure in the video industry in 1981 at Media Home Entertainment serving in various capacities from administration to Vice President of Acquisitions.

  Kelly Nielsen has been Vice President--Creative Services since July, 1993. She has worked in various capacities with the Company since 1984.

                             EXECUTIVE COMPENSATION

  The following table sets forth information concerning compensation paid (or earned by the named individuals) by the Company and its subsidiary, Prism Pictures Corporation, for the fiscal years ended January 31, 1995, 1994 and 1993 to individuals who were at January 31, 1995 the chief executive officer and the three other executive officers who earned more than $100,000 for the last fiscal year:

                           SUMMARY COMPENSATION TABLE

                                                                            STOCK
                                                                           OPTIONS
                                                              OTHER ANNUAL  # OF
   NAME AND PRINCIPAL POSITION     YEAR SALARY($) BONUS($)(1) COMPENSATION SHARES
   ---------------------------     ---- --------- ----------- ------------ -------
Barry Collier..................... 1995  447,319       --          --         --
  President; Chief Executive       1994  421,985    64,000         --         --
   Officer; Chief Operating        1993  387,324       --          --         --
    Officer
Earl Rosenstein................... 1995  147,930       --          --         --
  Senior Vice President;           1994  150,000    20,000         --         --
   Chief Financial Officer;        1993  141,935       --          --         --
     Secretary
Joseph Petrone.................... 1995  108,479       --          --         --
  Vice President--Sales and        1994  110,000    12,500         --         --
   Marketing                       1993  105,600       --          --         --
Barbara Javitz.................... 1995  108,479       --          --         --
  Vice President--Acquisitions;    1994  110,000    12,500         --      10,000
  President, Prism Pictures
   Corporation

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUES

                                                    NUMBER OF      VALUE OF
                                                   SECURITIES     UNEXERCISED
                                                   UNEXERCISED   IN-THE-MONEY
                                                  OPTIONS/SARS  OPTIONS/SARS AT
                                                  AT FY-END(#)     FY-END($)
                      SHARES ACQUIRED    VALUE    EXERCISABLE/   EXERCISABLE/
  NAME                ON EXERCISE(#)  REALIZED($) UNEXERCISABLE  UNEXERCISABLE
  ----                --------------- ----------- ------------- ---------------
Barry Collier........       N/A           N/A            N/A           N/A
Earl Rosenstein......      -0-           -0-        30,000/0         0/N/A
Joseph Petrone.......      -0-           -0-        15,000/0         0/N/A
Barbara Javitz.......      -0-           -0-        15,000/0         0/N/A

  No stock options were granted to the named executive officers during the last fiscal year.

STOCK OPTION PLAN

  The Company maintains a Stock Option Plan (the "Plan"), effective as of June 12, 1985 and amended as of January 1, 1987 and as amended and readopted on August 12, 1993, which provides for the grant of options to purchase up to 200,000 shares of the Company's common stock. Pursuant to the Plan, persons classified by the Board of Directors (or a committee thereof) as key employees of the Company and its subsidiaries, directors of the Company and its subsidiaries and certain independent contractors of the Company and its subsidiaries, by reason of their contribution to the success of the Company and its subsidiaries, may be granted stock options intended to qualify as incentive stock options ("ISOs") within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options, at the discretion of the Board. Independent contractors and nonemployee directors are only eligible for nonqualified stock options.

  The exercise price of the option shares cannot be less than the fair market value of the Company's common stock on the date of grant, except that options granted to any individual who at the time the option is granted owns more than 10% of the stock of the Company cannot be less than 110% of the fair market value on the date of grant. Upon the grant of an option, the optionee is required to enter into an agreement setting forth the terms of the option. No option under the Plan may be exercised after ten years following the date of grant and any option granted to any person then owning 10% or more of the voting power of the Company must expire within five years of grant. Cash must be paid for the purchase of the stock upon exercise of the option. No ISO granted before January 1, 1987 may be exercised if a previous ISO is outstanding (within the meaning of Section 422A of the Code). The Plan will expire on June 12, 2000.

  Options granted under the Plan are exercisable only while the optionee is employed by or providing services to the Company or to its subsidiaries, except that if the optionee's termination results from disability of the optionee, the option may be exercised within one year from the date of disability of the optionee, and if such termination results from the death of the optionee, the option may be exercised (unless it provides to the contrary) by the optionee's legal representatives to the extent it was exercisable on the date of the optionee's death. The other terms and conditions of the options, including the period and manner in which an option may be exercised, are to be established by the Board. The Board may amend or discontinue the Plan at any time.

  At a Board of Directors meeting held November 9, 1988, all stock options then existing, subject to the written agreement of each person then holding an option, were cancelled effective that date and new options were issued effective that date in substitution of the cancelled options at an exercise price of $3.125 per share, the closing price of the Company's common stock on the American Stock Exchange on that date. All of the persons holding options at November 9, 1988, have agreed in writing to the cancellation of their outstanding options and the issuance of new options. The effect of this action was to lower the exercise price of the outstanding options, but the Company's Board of Directors believes that such action is consistent with the purpose and intent underlying the Plan.

  As of April 15, 1995, options for the purchase of 145,000 shares were outstanding and held by 8 employees, one independent contractor and two outside directors. Of these, options for 65,000 shares are held by executive officers. The exercise prices for the options are as follows: one option for 5,000 shares at an exercise price of $2.75 per share; five options for an aggregate of 46,000 shares at an exercise price of $3.125 per share, 10 options for an aggregate of 99,000 shares at an exercise price of $3.00 per share. No options were exercised in the past fiscal year.

EMPLOYEE BONUS FUND

  The Company has a policy of reserving up to 6% of its pretax profits as an employee bonus fund out of which bonuses may be paid to key employees (other than Mr. Collier, who is not eligible) as and when determined by the Board of Directors in its sole discretion. The Board has the right to amend or to terminate this policy at any time. For the year ended January 31, 1995, no bonuses were accrued under this policy.

COMPENSATION TO DIRECTORS

  During the fiscal year ended January 31, 1995, directors of the Company who are also officers did not receive any compensation for their services as directors. Each director of the Company, other than those who are officers of the Company or its affiliates, is entitled to receive $5,000 per year, plus reimbursement of expenses incurred as a director. At the Board of Directors Meeting held in August 1994, the Board authorized the payment of $12,500 to Wirt Walker in connection with Mr. Walker acting as Chairman of the Board.

PROVISIONS UPON TERMINATION OF EMPLOYMENT

  Pursuant to a March 2, 1988 Amendment to Mr. Collier's Employment Agreement, in the event that Mr. Collier's employment is terminated prior to the expiration of the term for any reason other than "justifiable cause" (as defined in the Agreement), the Company will pay Mr. Collier $440,000 for each year remaining in the term plus an additional sum of $440,000. Pursuant to an Amendment as of August 12, 1993, the term of Mr. Collier's employment agreement was extended to July 31, 1998.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RON BERGER

  Mr. Berger, a director of the Company, is Chairman of the Board, President and Chief Executive Officer of Rentrak Corporation ("Rentrak"). During the year ended January 31, 1995, the Company had sales of $923,000 to Rentrak. In December 1992, Prism and Rentrak entered into an agreement (the "PPT Agreement") pursuant to which Prism appointed Rentrak as a distributor for Prism's home video products through Rentrak's pay-per-transaction system ("PPT System"). The PPT Agreement was amended on February 28, 1994. The PPT System requires a participating home video retailer to pay to the distributor a per transaction fee for each rental or sale of a video product to a consumer.

                         INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors had appointed the firm of BDO Seidman, as independent auditors of the Company for the fiscal year ended January 31, 1995. BDO Seidman has examined the financial statements of the Company and its consolidated subsidiaries since February 1, 1993. A representative of BDO Seidman is expected to be present at the Annual Meeting, will have the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

  In order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to the 1996 Annual Meeting of Stockholders, stockholder proposals must be received by the Company not later than April 3, 1996. Such proposals should be submitted to the Secretary of the Company at the Company's principal office.

                           AVAILABILITY OF FORM 10-K

  ANY STOCKHOLDER WHO WOULD LIKE TO RECEIVE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JANUARY 31, 1995 SHOULD SEND A WRITTEN REQUEST THEREFOR TO THE COMPANY AT 1888 CENTURY PARK EAST, SUITE 350, LOS ANGELES, CALIFORNIA 90067, ATTENTION: CORPORATE SECRETARY.

                                 MISCELLANEOUS

  The cost of preparing this Proxy Statement and of soliciting proxies will be borne by the Company. Proxies may be solicited by mail, personal interview, telephone and telegraph. Directors, officers and regular employees of the Company may solicit proxies by such methods without additional remuneration. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorizations for the execution of proxy cards, and will, upon request, be reimbursed for reasonable expenses incurred.

  As of the date of this Proxy Statement, the Company does not intend to present, and has not been informed that any other persons intend to present, any business not specified in this Proxy Statement for action at the meeting. If any other matter comes before the meeting, proxies will be voted on such matters in accordance with the judgment of the persons authorized to vote the proxies.

                                          By Order of the Board of
                                          Directors

                                          /s/ BARRY COLLIER

                                          Barry Collier
                                          President, Chief Executive
                                          Officer and Chief Operating
                                          Officer

Dated: July 6, 1995

                        PRISM ENTERTAINMENT CORPORATION
                       1888 CENTURY PARK EAST, SUITE 350
                         LOS ANGELES, CALIFORNIA 90067

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PRISM ENTERTAINMENT CORPORATION. The undersigned hereby appoints Barry Collier and Ron Berger, and each of them, as Proxy, with the power to appoint his substitute, and hereby authorizes him to represent and vote as designated below all the shares of common stock of Prism Entertainment Corporation held of record by the undersigned on June 30, 1995, at the Annual Meeting of Stockholders to be held on August 2, 1995, or any adjournment and postponement thereof.

  1.  PROPOSAL TO ELECT five directors:
      [_] FOR all nominees listed below (except as indicated below to the contrary)
      [_] WITHHOLD AUTHORITY to vote for all nominees listed below:
          Ron Berger; Barry Collier; Wirt D. Walker III; Peter M. Graham; Mishal
          Y. Al Sabah

    (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

- --------------------------------------------------------------------------------

  2. PROPOSAL TO RATIFY THE APPOINTMENT OF BDO SEIDMAN AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE 1996 FISCAL YEAR.
      [_] IN FAVOR OF THE PROPOSAL
      [_] AGAINST THE PROPOSAL

  3. In his discretion, the Proxy is authorized to vote upon such other business as properly may come before the meeting.

             (Continued and to be dated and signed on other side)


       This Proxy, when properly executed, will be voted in the manner directed hereby by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

P      Please sign exactly as your name appears below. When shares are held
R    by joint tenants, both should sign. When signing as attorney, executor,
O    administrator, trustee or guardian, please give full title as such. If
X    a corporation, please sign in full corporate name by President or other
Y authorized officer. If a partnership, please sign in full partnership name by authorized person.

                                                Dated: __________________, 1995

                                                _______________________________
                                                           Signature

                                                _______________________________
                                                   Signature if held jointly

                                                PLEASE MARK, SIGN, DATE AND
                                                RETURN THE PROXY CARD PROMPTLY
                                                IN THE ENCLOSED ENVELOPE.